CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-290532 on Form S-6 of our report dated November 21, 2025, relating to the financial statement of FT 12575, comprising Dorsey Wright Relative Strength Top 50, Series 62, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

November 21, 2025